UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	March 3, 2006
AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)
Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
628 Main Street, Danville, VA		24541
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 434-792-5111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2006, the Board of Directors of American National Bank and Trust Company (the “Bank”), a wholly-owned subsidiary of American National Bankshares Inc. (the “Corporation”), upon recommendation from the Corporation’s Human Resources and Compensation Committee, approved the 2006 Incentive Compensation Program. Substantially all officers, including all executive officers, of the Bank are eligible to participate in the Program.

Under the Program, each participating employee will be eligible for an incentive payment equal to 2% of his or her 2006 base compensation if the Corporation achieves a defined amount of basic earnings per share in 2006, as adjusted for certain income statement items arising from the pending acquisition of Community First Financial Corporation (“Adjusted Basic Earnings Per Share”). With each increase of $.01 in Adjusted Basic Earnings Per Share (or portion thereof) above the minimum threshold, each participating employee will be eligible for an additional incentive payment of 1% (or pro rata portion thereof) of his or her 2006 base compensation. The calculated incentive amount must then be earned as a percentage of the performance goals met by the employee in 2006. If the employee exceeds the performance goals, an additional incentive payment may be made, not to exceed 25% of the calculated incentive amount.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 3, 2006                         /s/  Neal A. Petrovich
               Senior Vice President and Chief Financial Officer